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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 24, 1999 relating to the financial statements and financial statement schedule, which appear in Splitrock Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.

PricewaterhouseCoopers

Houston, Texas
July 23, 1999